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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-119526 on Form S-8, Registration Statement No. 333-152402 on Form S-8, Registration Statement No. 333-156628 on Form S-3 and Registration Statement No. 333-161847 on Form S-3 of our reports dated March 16, 2011, relating to the consolidated financial statements of Wilshire Bancorp, Inc. and the effectiveness of Wilshire Bancorp, Inc.'s internal control over financial reporting (which report expresses an adverse opinion on the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Wilshire Bancorp, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 16, 2011

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM